Exhibit 24.1

MELLON BANK, N.A.

Power of Attorney

Each of the undersigned persons, in his or her capacity as an officer or director, or both, of Mellon Bank, N.A. (the “Bank”), hereby appoints Carl Krasik and Richard M. Pearlman, and each of them, with full power of substitution and resubstitution and with full power in each to act without the other, his or her attorney-in-fact and agent for the following purposes:

1.	To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Bank, a Registration Statement on Form S-1 and any amendments and post-effective amendments thereto and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”) (collectively, the “Registration Statement”), for the registration under the Act of asset backed notes representing obligations of a trust holding a master certificate, together with the master certificate, representing an undivided interest in a trust, the property of which includes, among other things, insurance premium receivables (the “Securities”);

2.	To file or cause to be filed such Registration Statement with the Securities and Exchange Commission;

3.	To take all such other action as any such attorney-in-fact, or his substitute, may deem necessary or desirable in order to effect and maintain the registration of the Securities; and

4.	To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Bank, all such documents and instruments as any such attorney-in-fact, or his substitute, may deem necessary or advisable in connection with the registration, qualification or exemption of the Securities under the securities laws of any state or other jurisdiction.

This power of attorney shall be effective as of April 20, 2004 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Bank.

/s/ Ruth E. Bruch Ruth E. Bruch	/s/ Seward Prosser Mellon Seward Prosser Mellon

/s/ Jared E. Cohon Jared L. Cohon	/s/ Mark A. Nordenberg Mark A. Nordenberg

/s/ Steven G. Elliott Steven G. Elliott	/s/ James F. Orr III James F. Orr III

/s/ Ira J. Gumberg Ira J. Gumberg	/s/ David S. Shapira David S. Shapira

/s/ Edward J. McAniff Edward J. McAniff	/s/ William E. Strickland, Jr. William E. Strickland, Jr.

/s/ Martin G. McGuinn Martin G. McGuinn	/s/ John P. Surma John P. Surma

/s/ Robert Mehrabian Robert Mehrabian	/s/ Wesley W. von Schack Wesley W. von Schack